Exhibit 23.1

BAGELL, JOSEPHS & COMPANY, LLC
CERTIFIED PUBLIC ACCOUNTANTS
                                                              High Ridge Commons
                                                                  Suites 400-403
                                                     200 Haddonfield-Berlin Road
                                                             Gibbsboro, NJ 08026


Securities and Exchange Commission
Washington, DC 20549


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Ladies and Gentlemen:

We hereby consent to the use in this Form 10-SB of our report dated November 8, 2005, relating to the financial statements of Genesis Capital Corporation of Nevada for the years ended September 30, 2005 and September 30, 2004 and the related statements of operations, stockholders' equity, and cash flows for the years then ended.

Signed,


/s/ BAGELL, JOSEPHS & COMPANY, LLC

Bagell, Josephs & Company, LLC

December 7, 2005